EXHIBIT 10.5

ADDENDUM TO ASSUMPTION AND RELEASE AGREEMENT

BY AND AMONG

SIBANNAC, INC., A NEVADA CORPORATION

AND

APOLLO MEDIA NETWORK, INC.

The Effective Date of the transaction shall be deemed to be August 31, 2015, for all purposes hereunder.

The state of incorporation of Sibannac, Inc. is amended from Colorado to Nevada.

Date: January 26, 2016

Sibannac, Inc.

By:/s/ Daniel L. Allen

            Name: Daniel L. Allen

            Title:   Chief Executive Officer

Date: January 26, 2016

Apollo Media Network, Inc.

By:/s/ Kirk Kimerer

            Name:  Kirk Kimerer, CEO

ASSUMPTION AND RELEASE AGREEMENT

            This Assumption and Release Agreement (this "Agreement") is entered into on August 31, 2015, to be effective as of the 30th day of June, 2015, by and among APOLLO MEDIA NETWORK, INC., a Delaware corporation ("Apollo"), and SIBANNAC, INC., a Colorado corporation ("SI"). (Apollo and SI are referred to herein as the "Parties".)

Recitals:

            A. Pursuant to an Assignment, Assumption and Release Agreement dated as of June 30, 2015, by and among Apollo, Kirk Kimerer ("Kimerer"), and certain other parties named therein, Apollo assumed all of Kimerer's obligations and liabilities under the following loans and related notes:

Loan(s) from Jayson Lang ("Lang") in the amount of approximately $106,791 (the "Lang Loan"), represented by one or more outstanding promissory notes from Kimerer to Lang (the "Lang Notes")

Loan(s) from Travis Hair ("Hair") in the amount of approximately $53,534 (the "Hair Loan"), represented by one or more outstanding promissory notes from Kimerer to Hair (the "Hair Notes")

Loan(s) from Ray Bills ("Bills") in the amount of approximately $49,840 (the "Bills Loan"), represented by one or more outstanding promissory notes from Kimerer to Bills (the "Bills Notes")

Loan(s) from Margaret Kerr ("Kerr") in the amount of approximately $44,029 (the "Kerr Loan"), represented by one or more outstanding promissory notes from Kimerer to Kerr (the "Kerr Notes")

The Lang Loan, the Hair Loan, the Bills Loan and the Kerr Loan are collectively referred to as the "Loans"; and the Lang Notes, the Hair Notes, the Bills Notes and the Kerr Notes are collectively referred to as the "Investor Notes".)

B. Apollo and SI have agreed to enter into a transaction whereby, as partial consideration for the assets of Apollo to be acquired by SI in such transaction, SI has agreed to assume the debts of Apollo, including the Loans and the Investor Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the Parties, the Parties agree as follows:

Agreements:

            1. Recitals. The Recitals set forth above and the Exhibits hereto are incorporated herein.

SI/Apollo Assumption and Release Agreement -- Final

            2. Assumption of Loans. SI hereby fully, unconditionally and irrevocably assumes all of Apollo's and Kimerer's liabilities and obligations under all of the Loans and Investor Notes, and agrees to fully release and indemnify Apollo and Kimerer from any and all further liabilities or obligations under or with respect to any of the Loans and Investor Notes, including all principal, interest and other amounts due thereunder, whether arising or accruing before or after the date of this Agreement.

            3. Miscellaneous Provisions.

(a) Prior Agreements. This Agreement and the other documents delivered pursuant hereto constitute the entire contract between the Parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understanding between the Parties with respect to its subject matter. Any revision, modification or termination of this Agreement shall be effective only if in writing and signed by all of the Parties hereto.

(b) Waiver. Failure to enforce any provision of this Agreement by a Party shall not bar subsequent enforcement of such provision or any other provision of this Agreement by such Party.

(c) Governing Law. This Agreement and all other agreements contemplated hereunder shall be governed by and construed under the laws of the State of Delaware. Any claim or charge made hereunder shall be brought in state or federal court in Maricopa County, Arizona. The parties hereto irrevocably consent to the jurisdiction and venue of such court and waive any present or future objection to venue or jurisdiction in such court.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings. The headings in this Agreement are for convenience only, are not part of the agreement of the parties and shall not be deemed parts hereof or in any way affect the meaning or interpretation of this Agreement. Wherever the word "including" is used herein, it shall be deemed to be following with the words "but not limited to" or similar words to that effect.

(f) Successors and Assigns: Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon each Party and its, heirs, successors and assigns. This Agreement is not intended to confer any benefit upon, and may not be enforces by, anyone other than Kimerer or a Party hereto (or his or such Party's heirs, successors or assigns.

(g) Attorneys' Fees and Costs. If any Party (or Kimerer) determines that it is necessary to seek enforcement of any of the terms and provisions hereunder by a court of law, the prevailing Party, in addition to any relief granted by the court of law, shall be entitled to recover all costs and expenses thereof including reasonable attorneys' fees and costs.

SI/Apollo Assumption and Release Agreement -- Final

(h) Expenses. Except as provided herein, each of the Parties shall be solely responsible for all of their own costs and expenses, including accounting and legal expenses, incurred in connection with this Agreement and the transactions contemplated herein.

            IN WITNESS WHEREOF, the parties have executed this Assignment, Assumption and Release Agreement on the day and year first written above.

SIBANNAC, INC. a Colo corporation

By: /s/ Daniel Allen

Its: CEO

APOLLO MEDIA NETWORK, INC., a

Delaware corporation

By: /s/ Kirk Kimerer

Its: Clief Executive Officer

3

SI/Apollo Assumption and Release Agreement -- Final